UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2009

______________

BANCORP RHODE ISLAND, INC.
(Exact name of registrant as specified in its charter)

______________

Rhode Island
(State or other jurisdiction of incorporation)

333-33182                                05-0509802
(Commission File Number)                        (IRS Employer Identification Number)

One Turks Head Place, Providence, Rhode Island 02903

(Address of principal executive offices)

(401) 456-5000

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 8.01.                                Other Events

On March 12, 2009, Bancorp Rhode Island, Inc. (the “Registrant”) entered into a Standstill Agreement (the “Agreement”) with PL Capital, LLC, John W. Palmer, Richard J. Lashley and certain affiliates thereof (the “PL Capital Parties”).  A copy of the Agreement is attached hereto as Exhibit 99.1.

The Agreement was entered into following the determination of the Registrant’s Board of Directors (the “Board”) to adopt a majority voting policy and to reduce the size of the Board from 15 directors to 12 directors over three years commencing with the Registrant’s 2009 Annual Meeting of Shareholders to be held on May 20, 2009 (the “Meeting”).

Under the terms of the Agreement, the PL Capital Parties agreed not to bring any proposals before the Meeting and to vote the shares beneficially owned by them at the Meeting for the election of the directors nominated by the Board and as recommended by the Board on all other matters to be voted on at the Meeting.

Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.                                Exhibit

99.1	Standstill Agreement dated March 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP RHODE ISLAND, INC.

By: /s/ Linda H. Simmons
Linda H. Simmons
Chief Financial Officer

Date:  March 12, 2009